UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2008

SUPERCONDUCTOR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number:  0-21074

Delaware	77-0158076
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

460 Ward Drive
Santa Barbara, CA 93111-2310
(Address of principal executive offices, including zip code)

805 460 4629
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the "Form 8-K/A") is being filed by the Company to reflect the signature on the signature page.  No other changes have been made to the Initial Filing.

Item 1.01.    Entry into a Material Definitive Agreement

On August 17, 2007, we entered into an investment agreement (the "Agreement") with Hunchun BaoLi Communication Co. Ltd. ("BAOLI").  On August 22, 2007, we filed with the Securities and Exchange Commission a Form 8-K disclosing our entry into the Agreement.  On November 9, 2007, we and BAOLI entered into an amendment (the “First Amendment”) to the Agreement.  On November 15, 2007, we filed with the Securities and Exchange Commission a Form 8-K disclosing our entry into the First Amendment. On January 8, 2008, we and BAOLI entered into a second amendment (the “Second Amendment”) to the Agreement.

As previously described, subject to the terms and conditions of the Agreement, BAOLI originally agreed to pay  $15.0 million to purchase 9,216,590 shares of our common stock.  Under the First Amendment, we changed the securities to be purchased to (a) 2,148,296 shares of our common stock and (b) 706,829 shares of a newly created class of our Series A Preferred Stock (convertible into 7,068,290 share of our common stock).   Under the Second Amendment, we again changed the securities to be purchased to (a) 3,101,360 shares of our common stock and (b) 611,523 shares of a newly created class of our Series A Preferred Stock (convertible into 6,115,230 shares of our common stock).  Assuming full conversion of the Series A Preferred Stock, the 9,216,590 common stock equivalents potentially issuable was not changed by either the First Amendment or the Second Amendment.  The terms of the Preferred Stock were also not changed by the Second Amendment.

In addition, because of the need for certain currency approvals, the time for payment of balance of the Purchase Price was extended until January 21, 2008.  BAOLI has increased its deposit to $6,000,000, which the Agreement states will be forfeited if the balance of the purchase price is not received by the deadline.

We continue to intend to use the proceeds of this investment for general working capital purposes.

Item 3.02. Unregistered Sales of Equity Securities

As described above, assuming full payment of the purchase price of $15.0 million, we agreed to issue to BAOLI (a) 3,101,360 shares of our common stock and (b) 611,523 shares of a newly created class of our Series A Preferred Stock (convertible into 6,115,230 shares of our common stock).  No underwriting discounts or commissions have been or will be paid in connection with the sale of the shares of common stock or the Series A Preferred Stock.

We will issue the shares of our common stock and our Series A Preferred Stock in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933.

Item 3.03. Material Modification to Rights of Security Holders

Upon issuance of the Series A Preferred Stock, our ability to declare or pay dividends on shares of our common stock will be subject to the requirement that we pay an equivalent dividend on each outstanding share of Series A Preferred Stock (on an as converted basis).  This restriction is set forth in the Certificate of Designations establishing the terms of the Series A Preferred Stock, a copy of which is attached as Exhibit 3.1 to our Report on Form 8-K filed November 15, 2007 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

None

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        Superconductor Technologies Inc.

Date: February 25, 2008                      By:   /s/ William J. Buchanan
William J. Buchanan
                                                Controller